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                                                                    EXHIBIT 23.3

        CONSENT OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED



          We hereby consent to the inclusion of our opinion to the Board of Directors of BancTec Inc. ("BancTec"), included as Appendix B to the Joint Proxy Statement and Prospectus forming part of the Registration Statement on Form S-4 thereto relating to the proposed merger of BTEC Merger Subsidiary, Inc., a wholly owned subsidiary of BancTec, with and into Recognition International Inc., and to the references therein to such opinion and our firm.

          In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act 0f 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        MERRILL LYNCH, PIERCE, FENNER &
                                                 SMITH INCORPORATED


                                        By:
                                           -----------------------------
                                               Managing Director
Dated: August 24, 1995